Filed by Inuvo, Inc. Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Companies: ConversionPoint Technologies Inc. and Inuvo, Inc. (Commission File No. 333-228857) This filing relates to a proposed business combination involving Inuvo, Inc., ConversionPoint Technologies Inc. and ConversionPoint Holdings, Inc. End- to- End, A.I. Powered e- Commerce Technology JANUARY 2019

Important Notices Cautionary Statement Regarding Forward-Looking Statements Statements contained in this communication that refer to estimated or anticipated future results, including estimated synergies, or other non-historical expressions of fact are forward-looking statements that reflect current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “goal,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the acquisition of Inuvo by ConversionPoint Holdings, Inc., including future financial and operating results, Inuvo’s or ConversionPoint Technologies Inc.’ plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that Inuvo’s, ConversionPoint Technologies’ and/or ConversionPoint Holding’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Inuvo’s, ConversionPoint Technologies’ and ConversionPoint Holdings’ current expectations depending upon a number of factors affecting Inuvo’s business, ConversionPoint Technologies’ business, ConversionPoint Holdings’ business and risks associated with acquisition transactions generally. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the merger transaction among Inuvo, ConversionPoint Technologies and ConversionPoint Holdings; subsequent integration of the businesses of Inuvo and of ConversionPoint Technologies upon the closing of the merger transaction and the ability to recognize the anticipated synergies and benefits of the merger transaction; the ability of ConversionPoint Holdings to obtain the required $36 million in financing upon commercially reasonable terms; the ability to obtain the requisite Inuvo and ConversionPoint Technologies stockholder approvals; the risk that a condition to closing of the merger transaction may not be satisfied on a timely basis or at all; the failure of the proposed merger transaction to close for any other reason; risks relating to the value of the ConversionPoint Holdings shares to be issued in the transaction; risks relating to the ability of ConversionPoint Holdings to list its shares on The NASDAQ Capital Market and the Toronto Stock Exchange; the anticipated size of the markets and continued demand for Inuvo’s and ConversionPoint Technologies’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ecommerce industry; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; changes in generally accepted accounting principles; costs and efforts to defend or enforce intellectual property rights; the loss of key senior management or staff; and such other risks and uncertainties detailed in Inuvo’s periodic public filings with the Securities and Exchange Commission, including but not limited to Inuvo’s “Risk Factors” section contained in Inuvo’s Annual Report on Form 10-K for the year ended December 31, 2017, and Form 10-Q filed with the Securities and Exchange Commission on November 7, 2018, and the Form S-4 filed by ConversionPoint Holdings with the SEC on December 17, 2018, and from time to time in Inuvo’s other investor communications. Except as expressly required by law, Inuvo disclaims any intent or obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this press release. Important Information for Investors and Stockholders This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed merger transaction or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed acquisition of Inuvo by ConversionPoint Technologies Inc., on December 18, 2018, ConversionPoint Holdings filed with the Securities and Exchange Commission a registration statement on Form S-4 that included a joint proxy statement of ConversionPoint Technologies Inc. and Inuvo that also constitutes a prospectus of ConversionPoint Holdings. The definitive joint proxy statement/prospectus will be delivered to the stockholders of ConversionPoint Technologies, Inc. and Inuvo. INVESTORS AND SECURITY HOLDERS OF CONVERSIONPOINT TECHNOLOGIES INC. AND INUVO ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission by ConversionPoint Holdings through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the documents filed with the Securities and Exchange Commission by ConversionPoint Holdings will be available free of charge by contacting Wally Ruiz, Chief Financial Officer, Inuvo, Inc., 500 President Clinton Ave., Suite 300, Little Rock, AR 72201, telephone: (501) 205-8397, or Andre Peschong, Chief Strategy Officer, ConversionPoint Technologies Inc. (andre@conversionpoint.com). Participants in the Merger Solicitation ConversionPoint Technologies, Inuvo, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the Securities and Exchange Commission, be deemed participants in the solicitation of the ConversionPoint Technologies and Inuvo stockholders in connection with the proposed acquisition is and will be set forth in the joint proxy statement/prospectus filed, and to be filed, with the Securities and Exchange Commission. Information about the directors and executive officers of Inuvo is set forth in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on May 4, 2018 and in the joint proxy statement/prospectus. Information about the executive officers of ConversionPoint Technologies is set forth in ConversionPoint Technologies’ website at www.conversionpoint.com and in the joint proxy statement/prospectus. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are and will be contained in the joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials filed and to be filed with the Securities and Exchange Commission as and when they become available. © ConversionPoint Technologies Inc. 2019. All rights reserved. 010819 2

#93 SOFTWARE RANK Our Mission We Believe To empower online brands, Exceptional e-Commerce customer ROI will agencies and retailers to solve be achieved by combining marketing and significant e-Commerce challenges e-Commerce technologies Our Vision How We Plan To Do It To support the e-Commerce ecosystem with We will integrate INUVO’s AI driven data proprietary data, marketing, customer and marketing technologies into engagement, and logistics technologies ConversionPoint’s customer engagement, delivered via an end-to-end, managed optimization and logistics technologies services and SaaS platforms 3

Combination of ConversionPoint Technologies and Inuvo • Multiple synergies with major cross-sell opportunities. • Inuvo’s patented, A.I. driven consumer behavior technology leverages A.I. to mirror the way the human brain associates ideas, emotions, places, people and objects. • Combined solution to offer brands, agencies, and retailers a better way to compete more effectively, increase online sales, achieve higher media spend ROI and improve customer lifecycle engagement. • New A.I. powered platform to create a competitive e-Commerce solution for major non-Amazon channels, such as Shopify, BigCommerce, and Walmart.com. 4

Premier Partners & Customers Retail Partners Customers Partner relationships & embedded technology with top The combined companies will process consumer shopping 250 online retailers in the country data from over 900 brands totaling 1.2B visitors per month 5

ConversionPoint & Inuvo Will Address a High-Growth Market Global e-Commerce Sales $4.1 Trillion $4.1T Worldwide e-Commerce Sales, Doubling by 2020 $1.9T $450 Billion In the U.S. alone Growing $40 Billion Annually 2016 2017P 2018P 2019P 2020P Source: eMarketer, Aug. 2017 6

E-Commerce Landscape Amazon “Frenemy” to Sellers dominates with Closed Ecosystem focus on the No access to customer data non-Amazon 50% market share Sellers Restricted to its tech Very High Fees e-Commerce World U.S. e-Commerce Market Share 7

Why is e-Commerce so Challenging? • 350M+ online consumers in North America • Most have one or more connected devices, resulting in 500M+ total online devices • Deluged by multiple websites, social media, video, search, apps, streaming TV & radio • Bombarded daily with irrelevant offers, aggressive ads, and suspicious promotions • Many making multiple purchase decisions, often in the same day 8

3 Biggest e-Commerce Challenges #1 #2 #3 123 SHOP Targeting Engaging Converting the Right Consumer the Consumer the Consumer 9

3 Biggest e-Commerce Challenges Targeting right audiences 42% #1 Measurement & metrics (e.g., ROI) 31% Lack of knowledge/skills 27% Aligning with sales activities 23% Attribution 23% Lack of transparency 18% 230 marketers around the 17% Bot traffic world were asked: Click fraud 16% Lack of cost transparency 16% “What are the biggest challenges your company Brand safety 14% faces regarding programmatic Targeting Ad blocking 13% advertising?” View-ability the Right Consumer 11% Lack of premium inventory 9% Top answer: Other 5% Targeting the right audiences Sourc e: Dun & Bradstreet, “Mind the Data Gap: 2019 Data-Driven Marketing and Advertising Outlook” conducted by Adweek Branded, Oct. 2018 10

3 Biggest e-Commerce Challenges Percentage of product webpage viewing time #2 _____________________________ 57% Spent Above-the-Fold 17% 7% 123 SHOP 5% Anything that isn’t visible immediately and requires scrolling is considered 3% below-the-fold. 2% Most product pages are poorly designed with important, persuasive 1% content below-the-fold that gets Engaging missed. the Consumer 1% 1% 4% Source: Nielsen Norman Group, “Scrolling and Attention,” April 2018 11

3 Biggest e-Commerce Challenges Inaccurate targeting, poor engagement, lack of measurable #3 data and inability to optimize the entire consumer journey leads to widespread poor conversion rates U.S. Retail e-Commerce Performance Metrics, Sales Conversion Rates by Device Percent Converted Desktop/Laptop 3.91% Tablet 3.28% Converting Smartphone 1.61% the Consumer Other 0.07% Average Only 2.63% Source: Monetate, "e-Commerce Quarterly Report: Q2 2018," July2018 12

The ConversionPoint + Inuvo Solution The Right Consumer is Shown the Customer Experiences Optimized Funnels Lead to Right Ad at the Right Time Engaging Content Higher Conversions (Purchase) There’s a lot happening behind the scenes… 13

Starts with Accurate, Real-Time 1st Party Data st Inuvo’s A.I. crawls the Internet to Inuvo creates its own 1 learn the intentions of web pages party data using A.I., to predict consumer purchases 3.8 Billion 20 Billion Individual pieces of content Daily ad opportunities feeds our used as the teacher A.I. engine to create "intent" profiles 25 Million 500 Million Important concepts identified Persistent records covering every (objects, ideas, emotions, place, etc.) device in North America 1 Trillion 100 Million Concept pairs analyzed to determine Anonymous consumer records probability ofco-occurrence updated daily keeps data fresh With 15 issued patents, Inuvo’s A.I. technology mirrors the manner in which the human brain instantly associates ideas, emotions, places, people and objects. 14

#1 Allows Inuvo to Find the Right Customer Targeting Inuvo’s first-party data plus patented A.I. enables the Right C onsumer scale, granularity and accuracy in audience targeting. Creates the optimal customer experience from first contact through to purchase: Intent: Travel 1. Inuvo deploys its technology on its client’s e- Intent: Family Commerce pages and use actual buyers as the bases to create an accurate, “high-definition” picture of consumer intent. Intent: Music 2. Inuvo’s patented A.I. technology then applies Actual Buyer purchase probabilities to 500M+ anonymous device-related profiles based on online behavior. Intent: Investing 3. The results gives marketers a highly-select base Intent: Outdoors of qualified, in-market buyers to reach. 15

#1 Then Show the Customer the Right Ad at the Right Time, at the Right Cost Targeting the Right Inuvo’s partnerships with major programmatic ad exchanges C onsumer gives Inuvo access to 20B daily ad opportunities Intent: Travel Intent: Family Intent: Music 20 Billion Daily Ad Opportunities Intent: Investing Enables Inuvo to target consumers it Intent: Outdoors wants to reach at a much lower cost 16

#2
Engaging
the Consumer

ConversionPoint (CPT) Optimizes the In-page Experience

Real world example - Which product would you purchase?



ProForm PRO 9000 Treadmill
Shop all ProForm
Ship it



ProForm Pro 9000 Treadmill with 10" Touchscreen Display and FREE 1 Year iFit Membership
$1,599.00
Add to Cart

Without the CPT Customer Experience

- Static page
- Minimal information
- Unengaging layout
- No call to action
- Lots of scrolling for information

Standard e-Commerce sales page

With the CPT Customer Experience

- Engaging layout
- Interactive elements
- Product video
- Product specifications
- Product sell points
- Product upsells and add-ons

All without scrolling

To view the real world example, please visit the following:
www.walmart.com/ip/ProForm-Pro-9000-Treadmill-with-10-Touchscreen-Display-and-FREE-1-Year-iFit-Membership/54500817

17

#2 Proven Results Engaging CPT’s enhanced shopping experiences have proven increases in add-to-cart rate the C onsumer Source: CPT customer A/B testing results 18

#3 The Right Ad Leads Them to the Highest Converting Page per Profile Converting the C onsumer Multi-Variate Page Testing B A C 9.5% [1] 2.5% [1] 6.2% [1] Conversion Rate Conversion Rate Conversion Rate W I N N E R ! [1] Numbers are for illustration purposes only 19

Competitive Value Proposition

	Company			Data			Media			Store			Optimization		
	Public / Private / Acquired	Equity Valuation	P/R Ratio[2]	1st Party Data	A.I. Engine	Scale	A.I. Powered Targeting	A/B Testing	Campaign Mgmt	Sales Funnels	Content Mgmt	C.R.M.[3]	C.R.O.[4]	Inventory Mgmt	Retargeting
inuvo				✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
shopify	SHOP	$16.4B[1]	~15X							✓	✓	✓		✓	
Marketo	Acquired	$4.8B[5]						✓	✓			✓	✓		✓
theTradeDesk	TTD	$5.6B[1]	~12X		✓	✓	✓	✓	✓						
BIGCOMMERCE	Private									✓	✓	✓		✓	
Optimizely	Private				✓			✓	✓				✓		

1. Based on closing price of stock on January 09, 2019
2. Approximate Price/Revenue ratio based on annualized latest quarterly reported revenue
3. Customer Relationship Management
4. Conversion Rate Optimization
5. Adobe press release September 20, 2018

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Summary Uniquely Powerful e-Commerce High Competitive Barriers to Entry: Partner Technology: Our patented A.I.-driven relationships & embedded technology with top technology empowers retailers, agencies & 250 online retailers in the country. brands to create personalized e-Commerce experiences that drive greater revenue & ROI. Institutional Validation: Shareholders include world class investors, Menlo Ventures, Complete End-to-End Solution: Full- Granite Ventures, IBM, and OnSet Ventures. spectrum of e-Commerce solutions, from marketing to fulfillment to remarketing. Market Opportunity: 50% of US e-Commerce sales originate with non-Amazon retailers who Combined Proforma Revenues: Combined lack an end-to-end eCommerce technology proforma revenues for the nine months ended platform. September 30, 2018 of $84.9 Million 21

Our A.I. Driven e-Commerce Eco-System Pre-Sale Sale Post-sale Customer Acquisition Conversion Optimization Shipping & Fulfillment 22